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                                                                 EXHIBIT 10.10.1

                             AMENDMENT AND AGREEMENT

This Amendment and Agreement (this "Amendment") is made as of the 30th of June, 2005.

BETWEEN:

REGENERON PHARMACEUTICALS, INC. a New York corporation having its principal office at 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, (hereinafter with its Affiliates, "Regeneron")

AND:

THE PROCTER & GAMBLE COMPANY, an Ohio corporation having its principal offices at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, (hereinafter together with its Affiliate Procter & Gamble Pharmaceuticals, Inc., "P&G").

WHEREAS Regeneron and P&G entered into the Focused Collaboration Agreement on December 31, 2000 ,as amended by the Parties on August 11, 2004 (the "Agreement");

WHEREAS the Parties have mutually agreed that the activities contemplated by the Parties during the Research Term have been completed;

NOW THEREFORE in consideration of the mutual promises contained herein, the parties agree as follows:

1) Because the activities contemplated during the Research Term have been completed, the Term shall expire effective as of June 30, 2005 (the "Expiration Date").

2)    P&G shall forthwith:

            i. deliver promptly to Regeneron any and all confidential information and materials relating to ****************** (including, without limitation, a ********************** *************************************** ***************, the
                  GPCR Field, and the DDR Field, whether

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                  provided by Regeneron or generated by P&G during the term of the Agreement. Such confidential information shall now be considered Regeneron's Information. Regeneron may use and disclose such information without restriction and P&G shall treat such Information in accordance with the confidentiality and non-use obligations set forth in Article VIII of the Agreement; and

            ii. grant to Regeneron an exclusive, royalty free, worldwide, fully paid up license, with the right to grant sublicenses, to any Inventions (including any P&G Patent Right included therein) and Know-how in, to or claiming********************* **********, the GPCR Field and/or the DDR Field (including the manufacture, use, offer for sale or sale thereof) that P&G (or its Affiliate) might have at the Expiration Date and any Patents filed after the Expiration Date which claim any such Invention. Notwithstanding the license granted above, P&G shall only grant to Regeneron a non-exclusive, royalty free license under Procter & Gamble Know-how and P&G Patent Rights, with the right to sublicense, to make, have made, and use Procter & Gamble Compounds solely for research purposes. For clarity, this non-exclusive license to Procter & Gamble Compounds does not include the right to have sold or sell Procter & Gamble Compounds, under Procter & Gamble Know-how and P&G Patent Rights.

            iii. at any time prior to************, promptly notify Regeneron of any decision to not advance the Hercules Compound (as defined below) to the next stage of development. Upon such notification the obligations under Section 2.11(b) of the Agreement shall no longer be applicable to the Hercules Compound.

3)    Regeneron shall forthwith:

            i. grant to P&G an exclusive, worldwide license, with the right to grant sublicenses, to any Inventions (including any Regeneron Patent Rights included therein) and Know-how in, to or claiming ***************************("Hercules Project"), including the Development
                  Compound***********************************************, the

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                  "Hercules Compound") (including the manufacture, use, offer for sale or sale thereof) that Regeneron might have at the Expiration Date and any Patents filed after the Expiration Date which claim any such Invention; and

            ii. deliver promptly to P&G any and all confidential information and materials relating to the Hercules Project or the Hercules Compound whether provided by P&G or generated by Regeneron during the term of the Agreement. Such confidential information shall now be considered P&G's Information. P&G may use and disclose such information without restrictions and Regeneron shall treat such Information in accordance with the confidentiality and non-use obligations set forth in Article VIII of the Agreement.

4) All references to the Tail Period in the Agreement (and the respective rights and obligations of the Parties during the Tail Period) are deleted. Except as set forth herein, all obligations of, and licenses and rights granted by, the Parties under the Agreement shall automatically terminate as of the Expiration Date. However, neither Party shall be relieved of any obligations (including payment obligations) arising prior to the Expiration Date, including, without limitation, any payment obligations pursuant to Section 3.2 of the Agreement for activities prior to June 30, 2005. P&G shall pay to Regeneron the sum of Two Million Seven Hundred Fifty-two Thousand Four Hundred Eighty-five dollars ($2,752,485.00) upon the Expiration Date for activities performed under the Agreement in the second Fiscal Quarter of 2005.

5)    Each Party shall forthwith:

            i. deliver promptly to the other Party copies or samples of any and all confidential information and materials relating to the New Target Field, whether provided by the delivering Party or generated by the other Party during the term of the Agreement. Such information may be used and disclosed by both Parties without regard to any of the confidentiality and non-use obligations in Article VIII of the Agreement; and

            ii. grant to the other Party a non-exclusive, royalty free, worldwide, fully paid up license, with the right to grant sublicenses, to any Inventions (including any P&G Patent Right or Regeneron Patent Right included therein) and

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                  Know-how having utility in the New Target Field (including the manufacture, use, offer for sale or sale thereof) that the granting Party (or its Affiliate) might have at the Expiration Date and any Patents filed after the Expiration Date which claim any such Invention. Notwithstanding the above, P&G shall only grant to Regeneron a non-exclusive, royalty free license under Procter & Gamble Know-how and P&G Patent Rights, with the right to sublicense, to make, have made, and use Procter & Gamble Compounds in the New Target Field solely for research purposes. For clarity, this non-exclusive license to Procter & Gamble Compounds does not include the right to have sold or sell Procter & Gamble Compounds, under Procter & Gamble Know-how and P&G Patent Rights. P&G agrees that it shall not, directly or indirectly, sell or have sold any Procter & Gamble Compounds discovered during the Term in the New Target Field.

6) With respect to all other Inventions having utility in the Muscle Field not covered by paragraphs 2, 3, and 5 of this Amendment, each Party grants to the other Party a non-exclusive, royalty free, worldwide, fully paid up license, without the right to grant sublicenses, to make, have made, and use P&G Technology or Regeneron Technology, as the case may be, for research purposes in the Muscle Field.

7) Without limiting anything in paragraphs 2, 3, 5, and 6 of this Amendment, within thirty (30) days following the Expiration Date, each Party shall be responsible for providing the other Party with the materials and information set forth in Attachment I hereto.

8) P&G shall pay Regeneron Five Million Six Hundred Thirty-nine Thousand Nine Hundred Sixty Dollars ($5,639,960) upon the Expiration Date

9) Regeneron shall pay P&G Nine Hundred Fifty Thousand Dollars ($950,000.00) upon the Expiration Date to acquire all right, title and interest in all capital equipment bought by or on behalf of P&G during the Term and residing at Regeneron's facilities. P&G represents and warrants that it has good and marketable title to such capital equipment, free and clear of liens and encumbrances.

10) All payments due upon the Expiration Date shall be paid within thirty (30) days of receipt of an invoice for such amount. Once the payments in Sections 4, 8, and 9 of

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      this Amendment are made in full, each Party shall release and discharge the other Party from any and all claims, counterclaims, causes of actions, liabilities or charges asserted or which could have been asserted, with respect to such matters or the payments made by the Parties under the Agreement during the Research Term.

11) P&G shall pay Regeneron, as an Opting Out Party, the following royalty on the Hercules Compound:

            i. P&G shall pay to Regeneron a royalty based on P&G's Net Sales of a Hercules Compound in all countries in the Territory. Such royalty will be calculated by multiplying the Net Sales by the applicable rates listed below: ****************of Net Sales in any Fiscal Year up to and including ***************(Threshold
                  I); and
                  ****************of Net Sales in any Fiscal Year above Threshold 1 and up to and including ****************; and **************** of Net Sales in any Fiscal Year greater than
                  *************.

      Such royalty will be paid on a quarterly basis for a period of ********** from the date of first sale to a customer of such Hercules Compound in a particular country, or for so long as the manufacture, use, importation or sale of the Hercules Compound would infringe a Valid Claim of a Patent in such country, whichever is longer.

            ii. If P&G licenses the Hercules Compound to a Third Party or Parties, Regeneron's share of the royalty received from such Third Parties shall be a percentage of the total royalty from each such licensee(s). Such percentage will be based on when in the development by P&G of the Hercules Compound, the Third Party license is completed according to the following schedule:

                        % of Third Party      % of Third Party
Time of License      Royalties to Regeneron   Royalties to P&G
------------------   ----------------------   ----------------
******************          ******                  *****

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
******************          ******                  *****

******************          ******                  *****

******************          ******                  *****

P&G may receive, without sharing with Regeneron, reimbursement from such licensee for reasonable, ****************************** costs of research, development and/or marketing costs (whether internal or Third Party) incurred by P&G for work conducted on behalf of the licensee. Any amounts in excess of such reimbursement plus any other payments or income received by P&G from a licensee, including, but not limited to, upfront, milestone and termination payments and licensing fees, shall be shared with Regeneron in the proportion outlined in the above table.

All amounts from licensees received by P&G shall be fully disclosed to Regeneron and be subject to audit (including without limitation the calculation of fully-loaded costs) pursuant to Section 6.5 of the Agreement.

      iii. If P&G elects to distribute or sublicense a Hercules Compound in any country, and a license must be obtained from a Third Party to manufacture and/or market such Hercules Compound to avoid a non-frivolous claim of patent infringement, P&G shall offset ***** of the Third Party license fee, royalty or other similar payments solely in connection with the license of such patent for use to manufacture, use or sell a Hercules Compound ("Licensee Fees") against Regeneron's royalty. Any portion of Licensee Fees paid by P&G that is to be offset against Regeneron's royalty but that exceeds Regeneron's royalty payable, shall be carried forward and accrue interest pursuant to Section 6.4 of the Agreement and be offset against future royalties as such royalties become payable.

12) Except as set forth herein with respect to the Tail Period, sections 2.1, 2.2, 2.11(b), 5.1, 5.3(a), each of 6.2, 6.3, 6.4 and 6.5 (in the case of 6.2,
6.3, 6.4, and 6.5, solely with respect to royalty payments made to Regeneron under this Amendment), 8.1, 8.2, 9.3, 11.2, 11.3, 11.5, 11.6, 11.7, and Article
1 of the Agreement shall survive the expiration of the Agreement. For the avoidance of doubt, this paragraph 11 shall replace Section 11.8 of the Agreement in its entirety.

13) Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

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14) This Amendment and, to the extent specifically referenced herein, the
Agreement constitute the entire agreement between the Parties hereto with respect to the subject matter hereof. Said agreements supersede all other agreements and understanding between the Parties with respect to the subject matter hereof and thereof, whether written or oral. If there is a direct conflict between the provisions of the Agreement and this Amendment, this Amendment shall govern. This Amendment may be amended only by a written instrument executed by both Parties. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective Affiliates, successors and assigns.

15) This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one counterpart has been signed by each Party and delivered to the other Party.

16) This Amendment shall be governed by the laws of the Sate of Delaware, as such laws are applied to contracts entered into and to be performed within such state. Regeneron shall have the right to file or register this Amendment with the United States Securities and Exchange Commission.

17) Regeneron represents to P&G that it has made available to P&G during the Term the results of all material preclinical studies using its ****************. P&G represents to Regeneron that it has made available to Regeneron during the Term the results of all material preclinical studies in the Hercules Project.

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IN WITNESS WHEREOF the Parties have executed this Amendment as of the date first written above.

THE PROCTER & GAMBLE COMPANY                     REGENERON PHARMACEUTICALS, INC.

/s/ Mark A. Collar                               /s/ Leonard Schleifer
----------------------------------------         -------------------------------
Name:  Mark A. Collar                            Name:  Leonard S. Schleifer
Title: President, Global Pharmaceuticals         Title: President & CEO

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                        ATTACHMENT I INFORMATION TRANSFER

           Information/Materials to be transferred to Regeneron by P&G

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           Information/Materials to be Transferred to P&G by Regeneron

Reagents

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Information

**************************************************

The Parties need to provide the Information above only to the extent it is available.

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